4Q 2019 Earnings Release and Supplemental Information

Amsterdam I

Quarter Ended December 31, 2019

CyrusOne

4Q 2019 Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Company Profile and Analyst Coverage	9
Summary of Financial Data	10
Condensed Consolidated Statements of Operations	11
Condensed Consolidated Balance Sheets	12
Condensed Consolidated Statements of Operations (5 quarters)	13
Condensed Consolidated Balance Sheets (5 quarters)	14
Condensed Consolidated Statements of Cash Flow	15
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA	16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO	17
Market Cap Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary	18
Colocation Square Footage (CSF) and CSF Leased	19
2020 Guidance	20
Data Center Portfolio	21
NRSF Under Development and Land Available for Future Development	23
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers	24
Customer Sector Diversification	25
Lease Distribution	26
Lease Expirations	27

Quarter Ended December 31, 2019

CyrusOne

                                                Exhibit 99.1

CyrusOne Reports Fourth Quarter and Full Year 2019 Earnings
4Q’19 and Full Year 2019 Year-over-Year Revenue Growth of 15% and 19%, respectively

DALLAS (February 19, 2020) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced fourth quarter and full year 2019 earnings.

Highlights

		% Change vs. 4Q’18			% Change vs. FY’18
Category	4Q’19	4Q’18	4Q’18 Adj. for ASC 842[1]	FY’19	FY’18	FY’18 Adj. for ASC 842[1]
Revenue	$253.9 million	15%	15%	$981.3 million	19%	19%
Net income / (loss)	$(52.1) million	n/m	n/m	$41.4 million	n/m	n/m
Adjusted EBITDA	$137.9 million	14%	18%	$512.2 million	13%	18%
Normalized FFO	$113.7 million	25%	29%	$409.0 million	23%	27%
Net income / (loss) per diluted share	$(0.46)	n/m	n/m	$0.36	n/m	n/m
Normalized FFO per diluted share	$0.99	15%	18%	$3.63	10%	13%

•	Leased 5 megawatts (“MW”) and 28,000 colocation square feet (“CSF”) in the fourth quarter, totaling $13 million in annualized GAAP revenue

–	For full year 2019, signed more than 1,800 leases totaling 61 MW and 433,000 CSF, representing $105 million in annualized GAAP revenue(2)

•	Backlog of $52 million in annualized GAAP revenue as of the end of the 4th quarter, representing nearly $340 million in total contract value(2)

•	As previously announced, acquired 20 acres of land with 24 MW of power capacity in Council Bluffs, IA to deliver a unique hybrid cloud solution for enterprise customers

•
As previously announced, Fitch Ratings assigned first-time long-term issuer default and senior unsecured ratings of ‘BBB-’, the Company’s second investment-grade credit rating (S&P Global Ratings: ‘BBB-’), resulting in investment-grade index eligibility and improving access to capital at attractive interest rates

•
As previously announced, refinanced $1.2 billion of senior notes, issuing $600 million of 2.90% Senior Notes due 2024 and $600 million of 3.45% Senior Notes due 2029 to replace previously outstanding notes, decreasing the weighted average coupon by approximately 200 bps

•	Raised approximately $104 million in net proceeds in the fourth quarter through the sale of approximately 1.6 million shares of common stock under at-the-market (“ATM”) equity program

–
Additionally, through the ATM equity program, entered into a forward sale agreement in the fourth quarter with respect to an additional 1.6 million shares, which will result in estimated net proceeds of approximately $99 million upon settlement by November 2020

•
As previously announced, subsequent to the end of the quarter, issued €500 million of 1.45% Senior Notes due 2027, with the proceeds used to repay floating rate Euro denominated obligations and fund continued development in Europe

•
Subsequent to the end of the quarter, executed an agreement to acquire 2 acres of land in Frankfurt, with up to 17 MW of power capacity to support continued growth in one of the leading data center markets in Europe

“We had another very strong year with high growth rates across our financial metrics and significant leasing contributions from many industry verticals and product types across almost all of our locations, with our business becoming increasingly diversified” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “This was a transformative year for the company, as our European expansion positions us to better support our customers’ global requirements, while achieving investment grade status ensures access to capital at attractive rates to allow us to continue to grow with these customers in the coming years.”

Fourth Quarter 2019 Financial Results

Revenue was $253.9 million for the fourth quarter, compared to $221.3 million for the same period in 2018, an increase of 15%. The increase in revenue was driven primarily by a 6% increase in occupied CSF, lease termination fees totaling $4.7 million and additional interconnection services.

Net loss was $(52.1) million for the fourth quarter, compared to net loss of $(105.8) million in the same period in 2018. Net loss for the fourth quarter included a $71.8 million loss on extinguishment of debt related to the repurchase or early redemption of the 5.000% Senior Notes due 2024 and the 5.375% Senior Notes due 2027. The notes were replaced by new notes, decreasing the weighted average coupon by approximately 200 basis points. Additionally, the Company recognized a $13.0 million loss associated with a change in fair value on the undesignated portion of its cross-currency swaps. Net loss per diluted common share3 was $(0.46) in the fourth quarter of 2019, compared to net loss per diluted common share of $(1.00) in the same period in 2018.

Net operating income (“NOI”)4 was $160.1 million for the fourth quarter, compared to $143.3 million in the same period in 2018, an increase of 12%. Adjusted EBITDA5 was $137.9 million for the fourth quarter, compared to $121.2 million in the same period in 2018, an increase of 14%.

Normalized Funds From Operations (“Normalized FFO”)6 was $113.7 million for the fourth quarter, compared to $90.9 million in the same period in 2018, an increase of 25%. Normalized FFO per diluted common share was $0.99 in the fourth quarter of 2019, compared to $0.86 in the same period in 2018, an increase of 15%.

Leasing Activity

CyrusOne leased approximately 5 MW of power and 28,000 CSF in the fourth quarter, representing approximately $1.1 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $12.8 million in annualized GAAP revenue7, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 55 months (4.6 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 53 months (taking into consideration the impact of the backlog). Recurring rent churn percentage8 for the fourth quarter was 0.7%, compared to 0.8% for the same period in 2018.

Portfolio Development and Percentage CSF Leased

In the fourth quarter, the Company completed construction on 18,000 CSF and 10 MW of power capacity across three projects in the New York Metro area, Dallas and Northern Virginia. Percentage CSF leased9 as of the end of the fourth quarter was 88% for stabilized properties10 and 85% overall. In addition, the Company has development projects underway in Frankfurt, Dublin, Amsterdam, London, San Antonio, Northern Virginia, Council Bluffs (IA), and Raleigh-Durham that are expected to add approximately 380,000 CSF and 92 MW of power capacity.

Balance Sheet and Liquidity

As of December 31, 2019, the Company had gross asset value11 totaling approximately $7.5 billion, an increase of approximately 13% over gross asset value as of December 31, 2018. CyrusOne had $2.92 billion of long-term debt12, $76.4 million of cash and cash equivalents, and $1.08 billion available under its unsecured revolving credit facility as of December 31, 2019. Net debt12 was $2.87 billion as of December 31, 2019, representing approximately 28% of the Company's total enterprise value as of December 31, 2019 of $10.4 billion, or 5.0x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreement). After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of periods prior to 2019, net debt to Adjusted EBITDA for the last quarter annualized was 4.9x13. Available liquidity14 was $1.25 billion as of December 31, 2019.

The Company issued $600 million of 2.90% Senior Notes due 2024 and $600 million of 3.45% Senior Notes due 2029, replacing the Company’s previously outstanding senior notes and decreasing the weighted average coupon by approximately 200 basis points.

Additionally, subsequent to the end of the quarter, the Company issued €500 million of 1.45% Senior Notes due 2027, with the proceeds used to repay floating rate Euro denominated obligations and fund continued development in Europe. As adjusted for the Euro notes offering, the Company’s weighted average remaining debt term as of December 31, 2019 was approximately 5.8 years, and it had $1.56 billion available under its unsecured revolving credit facility.

The Company raised approximately $104 million in net proceeds through the sale of approximately 1.6 million shares of common stock under its ATM equity program. Additionally, through the ATM equity program, the Company entered into a forward sale agreement with respect to an additional 1.6 million shares, which will result in estimated net proceeds of approximately $99 million upon settlement by November 2020 (no portion of this forward sale agreement has been settled as of February 19, 2020). As of December 31, 2019, there was approximately $290 million in remaining availability under the current ATM equity program.

Dividend

On October 30, 2019, the Company announced a dividend of $0.50 per share of common stock for the fourth quarter of 2019. The dividend was paid on January 10, 2020, to stockholders of record at the close of business on January 2, 2020.

Additionally, today the Company is announcing a dividend of $0.50 per share of common stock for the first quarter of 2020. The dividend will be paid on April 10, 2020, to stockholders of record at the close of business on March 27, 2020.

Guidance

CyrusOne is issuing guidance for full year 2020. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	2019 Results	2020 Guidance
Total Revenue	$981 million	$1,015 - 1,055 million
Lease and Other Revenues from Customers	$842 million	$870 - 900 million
Metered Power Reimbursements	$139 million	$145 - 155 million
Adjusted EBITDA	$512 million	$535 - 555 million
Normalized FFO per diluted common share	$3.63	$3.75 - 3.90
Capital Expenditures	$876 million	$750 - 850 million
Development(1)	$866 million	$735 - 830 million
Recurring	$10 million	$15 - 20 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	Raymond James Institutional Investors Conference on March 1-4 in Orlando, FL

•	SunTrust Robinson Humphrey Technology, Internet & Services Conference on March 10-11 in New York City

•	Jefferies Technology & Telecom Real Estate Summit on March 31 in New York City

Conference Call Details

CyrusOne will host a conference call on February 20, 2020, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the fourth quarter and full year 2019. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is

1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on February 20, 2020, through March 5, 2020. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10138213.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).

We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method with the cumulative effect of transition recognized on the effective date. By applying the modified retrospective transition method, the presentation of financial information for periods prior to January 1, 2019 was not restated.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs), these measures are used by investors as a basis to evaluate REITs. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company’s cash needs, including the ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1 The Company adopted ASC 842 effective January 1, 2019. The adjusted 4Q’18 and FY‘18 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. The percentage changes versus adjusted 4Q’18 and FY’18 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 4Q’19 and FY’19 results, respectively. There is no impact on 4Q’18 Revenue or FY’18 Revenue. The estimated impacts on 4Q’18 Net income (loss), Adjusted EBITDA, Normalized FFO, Net income / (loss) per diluted share, and Normalized FFO per diluted share are $1.5 million, $4.5 million, $2.6 million, $0.01, and $0.02, respectively. The estimated impacts on FY’18 Net income (loss), Adjusted EBITDA, Normalized FFO, Net income / (loss) per diluted share, and Normalized FFO per diluted share are $5.4 million, $17.2 million, $9.4 million, $0.05, and $0.09, respectively.
2Inclusive of 4.5 MW and approximately $5.5 million in annualized GAAP revenue associated with a paid reservation signed in 3Q’19 expected to be exercised in the next nine months.
3Net income (loss) per diluted common share is defined as net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 114.4 million for the fourth quarter of 2019 and 105.5 million for the fourth quarter of 2018.
4We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.
We calculate NOI as net income (loss), adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, interest expense, net, (gain) loss on marketable equity investment, loss on early extinguishment of debt, impairment losses, gain on asset disposals, foreign currency and derivative losses, net, other expense and income tax (benefit) expense. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
5Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, net; income tax (benefit) expense; depreciation and amortization; impairment losses; transaction, acquisition, integration and other related expenses; legal claim costs; stock-based compensation expense; severance and management transition costs; loss on early extinguishment of debt; new accounting standards and regulatory compliance and the related system implementation costs; (gain) loss on marketable equity investment; (gain) loss on asset disposals; foreign currency and derivative losses (gains), net; and other expense. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
6We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and impairment losses and loss on disposal of assets. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; (gain) loss on marketable equity investment; foreign currency and derivative losses (gains), net; new accounting standards and regulatory compliance and the related system implementation costs; amortization of tradenames; transaction, acquisition, integration and other related expenses; severance and management transition costs; and legal claim costs. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
7Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
8Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
9Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
10Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
11Gross asset value is defined as total assets plus accumulated depreciation.
12Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
13The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $16.2 million.

14Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of settlement of the forward sale agreement.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood Street, Ste. 2200	Gary Wojtaszek, President and CEO	Jonathan Schildkraut, EVP & Chief Strategy Officer
Dallas, Texas 75201	Tesh Durvasula, EVP & President, Europe	John Gould, EVP & Chief Commercial Officer
Phone: (972) 350-0060	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Website: www.cyrusone.com	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Green Street Advisors	David Guarino	(949) 640-8780
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	December 31,	September 30,	December 31,	Growth %
	2019	2019	2018	Yr/Yr
Revenue	$253.9	$250.9	$221.3	15%
Net operating income	160.1	147.9	143.3	12%
Net income (loss)	(52.1)	12.6	(105.8)	n/m
Funds from Operations ("FFO") - Nareit defined	53.6	116.2	(10.3)	n/m
Normalized Funds from Operations ("Normalized FFO")	113.7	103.9	90.9	25%
Weighted average number of common shares outstanding - diluted for Normalized FFO	114.4	113.5	106.1	8%
Income (loss) per share - basic	$(0.46)	$0.11	$(1.00)	n/m
Income (loss) per share - diluted	$(0.46)	$0.11	$(1.00)	n/m
Normalized FFO per diluted common share	$0.99	$0.91	$0.86	15%
Adjusted EBITDA	$137.9	$127.8	$121.2	14%
Adjusted EBITDA as a % of Revenue	54.3%	50.9%	54.8%	(0.5) pts

	As of
	December 31,	September 30,	December 31,	Growth %
	2019	2019	2018	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$6,089.5	$5,870.8	$5,347.5	14%
Accumulated depreciation	(1,379.2)	(1,292.7)	(1,054.5)	31%
Total investment in real estate, net	4,710.3	4,578.1	4,293.0	10%
Cash and cash equivalents	76.4	51.7	64.4	19%
Market value of common equity	7,511.9	8,953.8	5,728.5	31%
Long-term debt	2,915.0	2,791.0	2,643.0	10%
Net debt	2,870.4	2,770.0	2,612.0	10%
Total enterprise value	10,382.3	11,723.8	8,340.5	24%
Net debt to LQA Adjusted EBITDA(a)	5.0x	5.4x	5.4x	(0.4)x

Dividend Activity
Dividends per share	$0.50	$0.50	$0.46	9%

Portfolio Statistics
Data centers	47	47	48	(2)%
Stabilized CSF (000)	3,937	3,935	3,540	11%
Stabilized CSF % leased	88%	88%	92%	(4) pts
Total CSF (000)	4,165	4,148	3,819	9%
Total CSF % leased	85%	85%	88%	(3) pts
Total NRSF (000)	7,135	7,117	6,726	6%

(a) December 31, 2019 period adjusted to reflect the pro forma impact of settlement of the forward sale agreement.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Revenue(a)	$253.9	$221.3	$32.6	15%	$981.3	$821.4	159.9	19%
Operating expenses:
Property operating expenses	93.8	78.0	15.8	20%	383.4	292.4	91.0	31%
Sales and marketing	4.5	5.6	(1.1)	(20)%	20.2	19.6	0.6	3%
General and administrative	21.8	23.4	(1.6)	(7)%	83.5	80.6	2.9	4%
Depreciation and amortization	108.1	97.9	10.2	10%	417.7	334.1	83.6	25%
Transaction, acquisition, integration and other related expenses	2.7	1.6	1.1	69%	8.8	5.0	3.8	76%
Impairment losses	0.7	—	0.7	n/m	0.7	—	0.7	n/m
Total operating expenses	231.6	206.5	25.1	12%	914.3	731.7	182.6	25%
Operating income	22.3	14.8	7.5	51%	67.0	89.7	(22.7)	(25)%
Interest expense, net	(17.6)	(25.3)	7.7	(30)%	(82.0)	(94.7)	12.7	(13)%
Gain (loss) on marketable equity investment	27.2	(96.7)	123.9	n/m	132.3	9.9	122.4	n/m
Loss on early extinguishment of debt	(71.8)	—	(71.8)	n/m	(71.8)	(3.1)	(68.7)	n/m
Foreign currency and derivative losses, net	(13.0)	—	(13.0)	n/m	(7.5)	—	(7.5)	n/m
Other income (expense)	0.7	—	0.7	n/m	(0.3)	—	(0.3)	n/m
Net income (loss) before income taxes	(52.2)	(107.2)	55.0	(51)%	37.7	1.8	35.9	n/m
Income tax benefit (expense)	0.1	1.4	(1.3)	(93)%	3.7	(0.6)	4.3	n/m
Net income (loss)	$(52.1)	$(105.8)	$53.7	(51)%	$41.4	$1.2	$40.2	n/m
Income (loss) per share - basic	$(0.46)	$(1.00)	$0.54	(54)%	$0.36	$—	$0.36	n/m
Income (loss) per share - diluted	$(0.46)	$(1.00)	$0.54	(54)%	$0.36	$—	$0.36	n/m

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $37.5 million and $28.4 million for the three months ended December 31, 2019 and 2018, respectively, and includes metered power reimbursements of $138.8 million and $104.0 million for the years ended December 31, 2019 and 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2019	2018	$	%
Assets
Investment in real estate:
Land	$147.6	$118.5	$29.1	25%
Buildings and improvements	1,761.4	1,677.5	83.9	5%
Equipment	3,028.2	2,630.2	398.0	15%
Gross operating real estate	4,937.2	4,426.2	511.0	12%
Less accumulated depreciation	(1,379.2)	(1,054.5)	(324.7)	31%
Net operating real estate	3,558.0	3,371.7	186.3	6%
Construction in progress, including land under development	946.3	744.9	201.4	27%
Land held for future development	206.0	176.4	29.6	17%
Total investment in real estate, net	4,710.3	4,293.0	417.3	10%
Cash and cash equivalents	76.4	64.4	12.0	19%
Rent and other receivables, net	291.9	234.9	57.0	24%
Restricted cash	1.3	—	1.3	n/m
Operating lease right-of-use assets, net	161.9	—	161.9	n/m
Equity investments	135.1	198.1	(63.0)	(32)%
Goodwill	455.1	455.1	—	n/m
Intangible assets, net	196.1	235.7	(39.6)	(17)%
Other assets	113.9	111.3	2.6	2%
Total assets	$6,142.0	$5,592.5	$549.5	10%
Liabilities and equity
Debt	$2,886.6	$2,624.7	$261.9	10%
Finance lease liabilities	31.8	156.7	(124.9)	(80)%
Operating lease liabilities	195.8	—	195.8	n/m
Construction costs payable	176.3	195.3	(19.0)	(10)%
Accounts payable and accrued expenses	122.7	121.3	1.4	1%
Dividends payable	58.6	51.0	7.6	15%
Deferred revenue and prepaid rents	163.7	148.6	15.1	10%
Deferred tax liability	60.5	68.9	(8.4)	(12)%
Other liabilities	11.4	—	11.4	n/m
Total liabilities	3,707.4	3,366.5	340.9	10%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 114,808,898 and 108,329,314 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1.1	1.1	—	n/m
Additional paid in capital	3,202.0	2,837.4	364.6	13%
Accumulated deficit	(767.3)	(600.2)	(167.1)	28%
Accumulated other comprehensive loss	(1.2)	(12.3)	11.1	(90)%
Total stockholders’ equity	2,434.6	2,226.0	208.6	9%
Total liabilities and equity	$6,142.0	$5,592.5	$549.5	10%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Revenue(a)	253.9	250.9	251.5	225.0	221.3
Operating expenses:
Property operating expenses	93.8	103.0	103.3	83.3	78.0
Sales and marketing	4.5	5.1	5.3	5.3	5.6
General and administrative	21.8	19.8	19.7	22.2	23.4
Depreciation and amortization	108.1	105.4	102.1	102.1	97.9
Transaction, acquisition, integration and other related expenses	2.7	4.4	1.4	0.3	1.6
Impairment losses	0.7	—	—	—	—
Total operating expenses	231.6	237.7	231.8	213.2	206.5
Operating income	22.3	13.2	19.7	11.8	14.8
Interest expense, net	(17.6)	(19.6)	(21.1)	(23.7)	(25.3)
Gain (loss) on marketable equity investment	27.2	12.4	(8.5)	101.2	(96.7)
Loss on early extinguishment of debt	(71.8)	—	—	—	—
Foreign currency and derivative (losses) gains, net	(13.0)	5.5	—	—	—
Other income (expense)	0.7	(0.9)	—	(0.1)	—
Net (loss) income before income taxes	(52.2)	10.6	(9.9)	89.2	(107.2)
Income tax benefit	0.1	2.0	1.4	0.2	1.4
Net (loss) income	$(52.1)	$12.6	$(8.5)	$89.4	$(105.8)
(Loss) income per share - basic	$(0.46)	$0.11	$(0.08)	$0.82	$(1.00)
(Loss) income per share - diluted	$(0.46)	$0.11	$(0.08)	$0.82	$(1.00)

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $37.5 million, $41.1 million, $31.7 million, $28.5 million and $28.4 million for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Assets
Investment in real estate:
Land	$147.6	$147.3	$148.0	$124.9	$118.5
Buildings and improvements	1,761.4	1,732.0	1,689.7	1,649.2	1,677.5
Equipment	3,028.2	2,950.3	2,869.7	2,799.6	2,630.2
Gross operating real estate	4,937.2	4,829.6	4,707.4	4,573.7	4,426.2
Less accumulated depreciation	(1,379.2)	(1,292.7)	(1,207.4)	(1,122.5)	(1,054.5)
Net operating real estate	3,558.0	3,536.9	3,500.0	3,451.2	3,371.7
Construction in progress, including land under development	946.3	836.9	799.2	734.7	744.9
Land held for future development	206.0	204.3	200.4	200.4	176.4
Total investment in real estate, net	4,710.3	4,578.1	4,499.6	4,386.3	4,293.0
Cash and cash equivalents	76.4	51.7	144.1	126.0	64.4
Rent and other receivables, net	291.9	279.3	268.4	248.7	234.9
Restricted cash	1.3	1.3	1.3	1.3	—
Operating lease right-of-use assets, net	161.9	90.7	78.5	83.8	—
Equity investments	135.1	104.3	91.9	299.3	198.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	196.1	203.7	215.3	226.1	235.7
Other assets	113.9	128.7	115.5	114.8	111.3
Total assets	$6,142.0	$5,892.9	$5,869.7	$5,941.4	$5,592.5
Liabilities and equity
Debt	$2,886.6	$2,776.1	$2,713.8	$2,898.6	$2,624.7
Finance lease liabilities	31.8	30.7	31.6	33.4	156.7
Operating lease liabilities	195.8	124.3	114.1	119.6	—
Construction costs payable	176.3	131.2	149.5	155.5	195.3
Accounts payable and accrued expenses	122.7	132.4	112.8	81.6	121.3
Dividends payable	58.6	57.7	53.0	51.5	51.0
Deferred revenue and prepaid rents	163.7	164.0	166.8	155.9	148.6
Deferred tax liability	60.5	59.6	65.5	67.2	68.9
Other liabilities	11.4	—	—	—	—
Total liabilities	3,707.4	3,476.0	3,407.1	3,563.3	3,366.5
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 114,808,898 and 108,329,314 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1.1	1.1	1.1	1.1	1.1
Additional paid in capital	3,202.0	3,094.2	3,089.5	2,938.2	2,837.4
Accumulated deficit	(767.3)	(657.4)	(613.0)	(552.2)	(600.2)
Accumulated other comprehensive loss	(1.2)	(21.0)	(15.0)	(9.0)	(12.3)
Total stockholders' equity	2,434.6	2,416.9	2,462.6	2,378.1	2,226.0
Total liabilities and equity	$6,142.0	$5,892.9	$5,869.7	$5,941.4	$5,592.5

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
Cash flows from operating activities:
Net income (loss)	$41.4	$1.2	$(52.1)	$(105.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	417.7	334.1	108.1	97.9
Provision for bad debt expense	1.7	2.6	1.9	2.0
Unrealized (gain) loss on marketable equity investment	(65.6)	(9.9)	(27.4)	96.7
Realized gain on marketable equity investment	(66.7)	—	0.2	—
Foreign currency and derivative losses, net	7.5	—	13.0	—
Proceeds from swap terminations	3.6	—	3.6	—
Loss on asset disposals	0.4	—	0.2	—
Impairment loss on real estate	0.7	—	—	—
Loss on early extinguishment of debt	71.8	3.1	71.8	—
Interest expense amortization, net	5.0	4.0	1.5	1.0
Stock-based compensation expense	16.7	17.5	4.3	4.5
Deferred income tax benefit	(7.5)	—	(1.1)	—
Operating least cost	20.3	—	5.7	—
Other	0.2	(0.6)	0.2	(0.6)

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(74.2)	(80.2)	(22.7)	(24.8)
Accounts payable and accrued expenses	(0.8)	3.0	(12.6)	26.4
Deferred revenue and prepaid rents	15.6	34.5	(0.5)	9.1
Operating lease liabilities	(22.1)	—	(5.4)	—
Net cash provided by operating activities	365.7	309.3	88.7	106.4
Cash flows from investing activities:
Investment in real estate	(876.4)	(865.7)	(149.1)	(234.5)
Asset acquisitions, primarily real estate, net of cash acquired	—	(462.8)	—	(1.0)
Proceeds from sale of equity investments	199.0	—	(0.8)	—
Equity investments	(3.8)	(12.6)	(3.5)	(12.6)
Proceeds from the sale of real estate assets	1.3	—	0.4	—
Net cash used in investing activities	(679.9)	(1,341.1)	(153.0)	(248.1)
Cash flows from financing activities:
Issuance of common stock, net	357.2	699.6	103.9	147.7
Dividends paid	(210.4)	(181.1)	(56.9)	(48.8)
Proceeds from revolving credit facility	656.7	688.3	122.4	318.3
Repayments of revolving credit facility	(182.5)	(647.4)	0.7	(274.7)
Proceeds from unsecured term loan	—	1,300.0	—	4.9
Repayments of unsecured term loan	(200.0)	(900.0)	—	—
Proceeds from senior notes	1,197.4	—	1,197.4	—
Repayments of senior notes	(1,200.0)	—	(1,200.0)	—
Payment of debt extinguishment costs	(72.0)	—	(72.0)	—
Payment of deferred financing costs	(9.4)	—	(9.4)	—
Payments on finance lease liabilities	(2.9)	(9.5)	(0.8)	(1.7)
Tax payment upon exercise of equity awards	(9.3)	(5.2)	(0.3)	(0.1)
Net cash provided by financing activities	324.8	944.7	85.0	145.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.7	(0.4)	4.0	(0.5)
Net increase (decrease) in cash, cash equivalents and restricted cash	13.3	(87.5)	24.7	3.4
Cash, cash equivalents and restricted cash at beginning of period	64.4	151.9	53.0	61.0
Cash, cash equivalents and restricted cash at end of period	$77.7	$64.4	$77.7	$64.4

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $32.9 million and $24.4 million in 2019 and 2018, respectively	$123.0	$115.4	$123.0	$16.9
Cash paid for income taxes	3.5	3.4	3.5	0.1
Non-cash investing and financing activities:
Construction costs payable	176.3	195.3	176.3	195.3
Dividends payable	58.6	51.0	58.6	51.0

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Net Income (Loss)	$(52.1)	$(105.8)	$53.7	(51)%	$41.4	$1.2	$40.2	n/m
Sales and marketing expenses	4.5	5.6	(1.1)	(20)%	20.2	19.6	0.6	3%
General and administrative expenses	21.8	23.4	(1.6)	(7)%	83.5	80.6	2.9	4%
Depreciation and amortization expenses	108.1	97.9	10.2	10%	417.7	334.1	83.6	25%
Transaction, acquisition, integration and other related expenses	2.7	1.6	1.1	69%	8.8	5.0	3.8	76%
Interest expense, net	17.6	25.3	(7.7)	(30)%	82.0	94.7	(12.7)	(13)%
(Gain) loss on marketable equity investment	(27.2)	96.7	(123.9)	n/m	(132.3)	(9.9)	(122.4)	n/m
Loss on early extinguishment of debt	71.8	—	71.8	n/m	71.8	3.1	68.7	n/m
Impairment losses	0.7	—	0.7	n/m	0.7	—	0.7	n/m
Foreign currency and derivative losses, net	13.0	—	13.0	n/m	7.5	—	7.5	n/m
Other (income) expense	(0.7)	—	(0.7)	n/m	0.3	—	0.3	n/m
Income tax (benefit) expense	(0.1)	(1.4)	1.3	(93)%	(3.7)	0.6	(4.3)	n/m
Net Operating Income	$160.1	$143.3	$16.8	12%	$597.9	$529.0	$68.9	13%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2018	$	%	2019	2019	2019	2019	2018
Net Operating Income
Revenue	$981.3	$821.4	$159.9	19%	$253.9	$250.9	$251.5	$225.0	$221.3
Property operating expenses	383.4	292.4	91.0	31%	93.8	103.0	103.3	83.3	78.0
Net Operating Income (NOI)	$597.9	$529.0	$68.9	13%	$160.1	$147.9	$148.2	$141.7	$143.3
NOI as a % of Revenue	60.9%	64.4%			63.1%	58.9%	58.9%	63.0%	64.8%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$41.4	$1.2	$40.2	n/m	$(52.1)	$12.6	$(8.5)	$89.4	$(105.8)
Interest expense, net	82.0	94.7	(12.7)	(13)%	17.6	19.6	21.1	23.7	25.3
Income tax (benefit) expense	(3.7)	0.6	(4.3)	n/m	(0.1)	(2.0)	(1.4)	(0.2)	(1.4)
Depreciation and amortization expenses	417.7	334.1	83.6	25%	108.1	105.4	102.1	102.1	97.9
Impairment losses	0.7	—	0.7	n/m	0.7	—	—	—	—
EBITDA (Nareit definition)(a)	$538.1	$430.6	107.5	25%	$74.2	$135.6	$113.3	$215.0	$16.0

Transaction, acquisition, integration and other related expenses	8.8	4.8	4.0	83%	2.7	4.4	1.4	0.3	1.4
Legal claim costs	1.1	0.6	0.5	83%	0.5	0.4	0.1	0.1	0.2
Stock-based compensation expense	16.7	17.5	(0.8)	(5)%	4.3	4.2	3.7	4.5	4.5
Severance and management transition costs	(0.6)	2.3	(2.9)	n/m	(0.7)	—	—	0.1	1.6
Loss on early extinguishment of debt	71.8	3.1	68.7	n/m	71.8	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.8	3.0	(2.2)	(73)%	—	0.2	0.3	0.3	0.7
(Gain) loss on marketable equity investment	(132.3)	(9.9)	(122.4)	n/m	(27.2)	(12.4)	8.5	(101.2)	96.7
Foreign currency and derivative losses (gains), net	7.5	—	7.5	n/m	13.0	(5.5)	—	—	—
Other (income) expense	0.3	0.1	0.2	n/m	(0.7)	0.9	—	0.1	0.1
Adjusted EBITDA	$512.2	$452.1	60.1	13%	$137.9	$127.8	$127.3	$119.2	$121.2
Adjusted EBITDA as a % of Revenue	52.2%	55.0%			54.3%	50.9%	50.6%	53.0%	54.8%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax benefit (expense), depreciation and amortization and impairment losses. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2018	$	%	2019	2019	2019	2019	2018
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$41.4	$1.2	$40.2	n/m	$(52.1)	$12.6	$(8.5)	$89.4	$(105.8)
Real estate depreciation and amortization	408.5	325.5	83.0	25%	105.6	102.6	100.2	100.1	95.5
Impairment losses and loss on disposal of assets	1.1	—	1.1	n/m	0.1	1.0	—	—	—
Funds from Operations ("FFO") - Nareit defined	$451.0	$326.7	$124.3	38%	$53.6	$116.2	$91.7	$189.5	$(10.3)

Loss on early extinguishment of debt	71.8	3.1	68.7	n/m	71.8	—	—	—	—
(Gain) loss on marketable equity investment	(132.3)	(9.9)	(122.4)	n/m	(27.2)	(12.4)	8.5	(101.2)	96.7
Foreign currency and derivative losses (gains), net	7.5	—	7.5	n/m	13.0	(5.5)	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.8	3.0	(2.2)	(73)%	—	0.2	0.3	0.3	0.7
Amortization of tradenames	1.3	1.7	(0.4)	(24)%	0.4	0.6	0.1	0.2	0.6
Transaction, acquisition, integration and other related expenses	8.4	4.8	3.6	75%	2.3	4.4	1.4	0.3	1.4
Severance and management transition costs	(0.6)	2.3	(2.9)	n/m	(0.7)	—	—	0.1	1.6
Legal claim costs	1.1	0.6	0.5	83%	0.5	0.4	0.1	0.1	0.2
Normalized Funds from Operations (Normalized FFO)	$409.0	$332.3	$76.7	23%	$113.7	$103.9	$102.1	$89.3	$90.9
Normalized FFO per diluted common share	$3.63	$3.31	$0.32	10%	$0.99	$0.91	$0.90	$0.82	$0.86
Weighted average diluted common shares outstanding	112.5	100.4	12.1	12%	114.4	113.5	113.1	108.8	106.1

Additional Information:
Amortization of deferred financing costs and bond premium	5.0	4.0	1.0	25%	1.4	1.2	1.2	1.2	1.1
Stock-based compensation expense	16.7	17.5	(0.8)	(5)%	4.3	4.2	3.7	4.5	4.5
Non-real estate depreciation and amortization	7.9	6.9	1.0	14%	2.1	2.0	1.9	1.9	1.8
Straight line rent adjustments(a)	(26.6)	(27.7)	1.1	(4)%	(3.8)	(5.9)	(6.8)	(10.1)	(8.9)
Deferred revenue, primarily installation revenue(b)	6.6	29.3	(22.7)	(77)%	(2.3)	(1.7)	4.7	5.9	16.1
Leasing commissions	(14.4)	(16.7)	2.3	(14)%	(4.8)	(2.8)	(3.1)	(3.7)	(6.5)
Recurring capital expenditures	(9.9)	(10.5)	0.6	(6)%	(1.1)	(4.5)	(1.6)	(2.7)	(2.1)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary
(Unaudited)
Market Capitalization (as of December 31, 2019)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of December 31, 2019	Market Value Equivalents (in millions)
Common shares	114,808,898	$65.43	$7,511.9
Net Debt			2,870.4
Total Enterprise Value (TEV)			$10,382.3
Reconciliation of Net Debt

	December 31,	September 30,	December 31,
(dollars in millions)	2019	2019	2018
Long-term debt(a)	$2,915.0	$2,791.0	$2,643.0
Finance lease liabilities	31.8	30.7	33.4
Less:
Cash and cash equivalents	(76.4)	(51.7)	(64.4)
Net Debt	$2,870.4	$2,770.0	$2,612.0
(a) Excludes adjustment for deferred financing costs and bond premiums.
Debt Schedule (as of December 31, 2019)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)(b)	$33.6	EURIBOR + 120bps(c)	March 2023(d)
Revolving credit facility - GBP(a)(b)	26.4	GBP LIBOR + 120bps(e)	March 2023(d)
Revolving credit facility - USD(b)(f)	555.0	USD LIBOR + 120bps(g)	March 2023(d)
Term loan(b)(h)	800.0	USD LIBOR + 135bps(h)	March 2023
Term loan(b)	300.0	USD LIBOR + 165bps(i)	March 2025
2.900% senior notes due 2024	600.0	2.900%	November 2024
3.450% senior notes due 2029	600.0	3.450%	November 2029
Total long-term debt(j)	$2,915.0	2.34%(k)

Weighted average term of debt:	5.2	years

(a)	EUR amount outstanding is USD equivalent of €30 million. GBP amount outstanding is USD equivalent of £20 million.

(b)
Credit rating-based pricing grid replaced leverage-based grid in 3Q'19, resulting in a 0.25% margin reduction for revolving credit facility borrowings and a 0.05% margin reduction for term loans, elimination of 0.25% commitment fee on undrawn portion of revolving credit facility commitment, and introduction of 0.25% facility fee on entire revolving credit facility commitment.

(c)	Interest rate as of December 31, 2019: 1.20%.

(d)	Assuming exercise of one-year extension option.

(e)	Interest rate as of December 31, 2019: 1.91%

(f)	$450 million of $555 million synthetically converted into €401 million pursuant to USD-EUR cross currency swaps.

(g)	Interest rate as of December 31, 2019: 3.22%; adjusted rate on $450 million synthetically converted pursuant to USD-EUR cross currency swaps: 0.79%.

(h)
$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; remaining $300 million swapped pursuant to USD floating to fixed interest rate swap. Interest rate as of December 31, 2019: 3.15%; weighted average interest rate pursuant to swaps: 1.49%.

(i)	Interest rate as of December 31, 2019: 3.45%.

(j)	Excludes adjustment for deferred financing costs.

(k)	Weighted average interest rate calculated using lower interest rate on swapped amount.

Interest Summary	Three Months Ended
	December 31,	September 30,	December 31,	Growth %
(dollars in millions)	2019	2019	2018	Yr/Yr
Interest expense and fees	$22.9	$26.4	$32.7	(30)%
Amortization of deferred financing costs and bond premium	1.4	1.2	1.1	27%
Capitalized interest	(6.7)	(8.0)	(8.5)	(21)%
Total interest expense	$17.6	$19.6	$25.3	(30)%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of December 31, 2019		As of September 30, 2019		As of December 31, 2018
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,113	92%	1,113	91%	881	96%
Dallas	621	70%	621	71%	621	70%
Phoenix	509	100%	509	100%	509	100%
Cincinnati	402	78%	402	78%	402	92%
Houston	308	64%	308	64%	308	73%
San Antonio	300	100%	300	100%	300	100%
New York Metro	245	74%	228	76%	218	86%
Chicago	203	77%	203	73%	213	69%
Austin	106	79%	106	81%	106	80%
Raleigh-Durham	83	95%	83	100%	76	97%
Total - Domestic	3,890	84%	3,872	84%	3,633	87%
Frankfurt	144	99%	144	99%	98	99%
London	128	81%	128	81%	84	99%
Singapore	3	20%	3	22%	3	22%
Total - International	275	90%	275	90%	185	98%
Total - Portfolio	4,165	85%	4,148	85%	3,819	88%
Stabilized Properties(c)	3,937	88%	3,935	88%	3,540	92%

(a)
CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2020 Guidance

Category	2019 Results	2020 Guidance
Total Revenue	$981 million	$1,015 - 1,055 million
Lease and Other Revenues from Customers	$842 million	$870 - 900 million
Metered Power Reimbursements	$139 million	$145 - 155 million
Adjusted EBITDA	$512 million	$535 - 555 million
Normalized FFO per diluted common share	$3.63	$3.75 - 3.90
Capital Expenditures	$876 million	$750 - 850 million
Development(1)	$866 million	$735 - 830 million
Recurring	$10 million	$15 - 20 million

(1)Development capital expenditures include the acquisition of land for future development.

CyrusOne is issuing guidance for full year 2020. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$84,063	379	81%	81%	82	46%	133	595	—	56
Northern Virginia - Sterling V	Northern Virginia	60,046	383	86%	93%	11	100%	145	539	64	66
Northern Virginia - Sterling VI	Northern Virginia	47,424	272	88%	91%	35	—%	—	307	—	57
Northern Virginia - Sterling II	Northern Virginia	35,498	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	32,733	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	31,991	108	81%	81%	27	99%	89	224	186	16
Chicago - Aurora I	Chicago	31,445	113	98%	98%	34	100%	223	371	27	71
Cincinnati - 7th Street***	Cincinnati	31,285	197	65%	65%	6	61%	175	378	46	16
Houston - Houston West I	Houston	28,687	112	75%	75%	11	100%	37	161	3	28
Totowa - Madison**	New York Metro	26,656	51	87%	87%	22	89%	59	133	—	6
Dallas - Lewisville*	Dallas	26,527	114	81%	81%	11	63%	54	180	—	21
Cincinnati - North Cincinnati	Cincinnati	24,910	65	99%	99%	45	79%	53	163	65	14
Phoenix - Chandler VI	Phoenix	24,778	148	100%	100%	6	100%	32	187	279	24
Frankfurt I	Frankfurt	22,280	53	97%	97%	8	91%	57	118	—	18
Houston - Houston West II	Houston	21,190	80	75%	75%	4	88%	55	139	11	12
Austin III	Austin	20,811	62	69%	69%	15	98%	21	98	67	9
San Antonio I	San Antonio	20,258	44	99%	99%	6	83%	46	96	11	12
Phoenix - Chandler II	Phoenix	20,145	74	100%	100%	6	53%	26	105	—	12
Wappingers Falls I**	New York Metro	19,962	37	65%	65%	20	87%	15	72	—	3
Phoenix - Chandler I	Phoenix	19,927	74	100%	100%	35	12%	39	147	31	16
Northern Virginia - Sterling III	Northern Virginia	19,444	79	100%	100%	7	100%	34	120	—	15
Phoenix - Chandler III	Phoenix	19,194	68	100%	100%	2	—%	30	101	—	14
Northern Virginia - Sterling I	Northern Virginia	17,956	78	100%	100%	6	69%	49	132	—	12
Raleigh-Durham I	Raleigh-Durham	17,945	83	88%	95%	13	93%	82	178	235	15
Northern Virginia - Sterling IV	Northern Virginia	15,742	81	100%	100%	7	100%	34	122	—	15
Frankfurt II	Frankfurt	15,616	90	100%	100%	9	100%	72	171	10	35
San Antonio II	San Antonio	14,631	64	100%	100%	11	100%	41	117	—	12
Austin II	Austin	14,621	44	89%	92%	2	100%	22	68	—	5
Phoenix - Chandler V	Phoenix	14,025	72	100%	100%	1	95%	16	89	94	12
Houston - Galleria	Houston	13,994	63	48%	48%	23	40%	25	112	—	14
Florence	Cincinnati	13,661	53	99%	99%	47	87%	40	140	—	9
London I*	London	12,083	30	100%	100%	12	56%	58	100	9	12
Phoenix - Chandler IV	Phoenix	11,570	73	100%	100%	3	100%	27	103	—	12
Cincinnati - Hamilton*	Cincinnati	11,104	47	73%	73%	1	100%	35	83	—	10
San Antonio IV	San Antonio	10,823	60	100%	100%	12	100%	27	99	—	12
London II*	London	9,989	64	100%	100%	10	100%	93	166	4	21
Houston - Houston West III	Houston	6,947	53	41%	42%	10	100%	32	95	209	6
London - Great Bridgewater**	London	6,808	10	96%	96%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	6,053	20	23%	23%	—	—%	8	28	—	2
Cincinnati - Mason	Cincinnati	5,212	34	100%	100%	26	98%	17	78	—	4
Chicago - Aurora II (DH #1)	Chicago	4,760	77	47%	49%	45	—%	14	136	272	16
Norwalk I**	New York Metro	4,692	13	100%	100%	4	65%	41	58	87	2
Chicago - Lombard	Chicago	2,414	14	64%	64%	4	45%	12	30	29	3
Stamford - Omega**	New York Metro	1,234	—	—%	—%	19	79%	4	22	—	—
Totowa - Commerce**	New York Metro	666	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	633	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	368	3	20%	20%	—	—%	—	3	—	1
Stabilized Properties - Total		$902,801	3,937	87%	88%	705	66%	2,178	6,820	1,739	767

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$902,801	3,937	87%	88%	705	66%	2,178	6,820	1,739	767

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	8,805	61	37%	37%	4	—%	25	90	—	6
Dallas - Carrollton (DH #7)	Dallas	4,100	48	38%	57%	—	—%	—	48	—	6
Dallas - Allen (DH #1)	Dallas	1,056	79	9%	9%	—	—%	58	137	204	6
London II* -(DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
London I* -(DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
Somerset I (DH #14)	New York Metro	—	16	—%	40%	—	—%	—	16	—	2
All Properties - Total		$916,763	4,165	83%	85%	709	66%	2,261	7,135	1,942	797

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2019 multiplied by 12. For the month of December 2019, customer reimbursements were $137.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2018 through December 31, 2019, customer reimbursements under leases with separately metered power constituted between 11.6% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2019 was $906.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of December 31, 2019 divided by total CSF. Leases signed but that have not commenced billing as of December 31, 2019 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2019 divided by total Office & Other space. Leases signed but not commenced as of December 31, 2019 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of December 31, 2019
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Northern Virginia - Sterling IX	Northern Virginia	1Q'20	—	—	—	307	307	—	46	$41-50	$87-96
Amsterdam I	Amsterdam	1Q'20	39	28	40	194	301	4.0	56	9-20	65-76
Northern Virginia - Sterling VIII	Northern Virginia	2Q'20	61	—	—	—	61	24.0	43	65-77	108-120
London III	London	2Q'20	20	2	45	20	87	6.0	19	22-27	41-46
Raleigh-Durham I	Raleigh-Durham	2Q'20	11	3	—	—	14	2.0	1	9-11	10-12
Frankfurt III	Frankfurt	3Q'20	101	9	109	39	258	35.0	28	155-175	183-203
Northern Virginia - Sterling VII	Northern Virginia	3Q'20	—	—	—	167	167	—	27	64-73	91-100
San Antonio V	San Antonio	3Q'20	67	7	21	105	199	9.0	21	65-74	86-95
Council Bluffs I	Council Bluffs, IA	3Q'20	42	14	18	42	115	6.0	1	59-65	60-66
Dublin I	Dublin	4Q'20	39	10	33	113	195	6.0	12	55-62	67-74
Total			380	73	265	985	1,704	92.0	$254	$544-634	$798-888

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.32. Frankfurt, Dublin and Amsterdam development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.12 as of December 31, 2019.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of December 31, 2019. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(dollars in millions)	2019	2019	2019	2019	2019
Capital expenditures - investment in real estate	$299.2	$211.3	$208.0	$148.0	$866.5

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2019
(Unaudited)

	As of
Market	December 31, 2019
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Houston	20
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	499
Book Value of Total Available	$206.0	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2019
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
4Q'19	450	28,000	4,703	$1,063	55
Prior 4Q Avg.	464	111,500	15,885	$2,340	74
3Q'19(f)	452	266,000	35,269	$4,324	99
2Q'19	500	46,000	5,946	$1,090	67
1Q'19	422	93,000	15,557	$2,267	56
4Q'18	482	41,000	6,768	$1,678	73

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.2 million in 1Q'19 and 4Q'19, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.

(e)	Calculated on a CSF-weighted basis.
(f) Includes 30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next nine months.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2019
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 1Q'18, 1Q'19 and 4Q'19, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.

(b)	Includes approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next nine months.

CyrusOne Inc.
Customer Sector Diversification(a)
As of December 31, 2019
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$188,006	20.5%	99.6
2	Information Technology	11	58,852	6.4%	30.9
3	Information Technology	5	54,674	6.0%	55.5
4	Information Technology	7	35,175	3.8%	51.4
5	Information Technology	7	33,659	3.7%	41.4
6	Information Technology	6	20,186	2.2%	34.2
7	Financial Services	1	19,486	2.1%	135.0
8	Healthcare	2	15,442	1.7%	96.0
9	Research and Consulting Services	3	15,435	1.7%	24.8
10	Information Technology	4	14,236	1.6%	44.6
11	Industrials	5	11,182	1.2%	8.2
12	Telecommunication Services	2	9,966	1.1%	21.4
13	Information Technology	3	9,954	1.1%	54.9
14	Financial Services	2	9,795	1.1%	47.0
15	Telecommunication Services	8	9,637	1.0%	13.5
16	Consumer Staples	3	9,230	1.0%	13.9
17	Information Technology	4	8,735	1.0%	98.7
18	Telecommunication Services	1	8,131	0.9%	94.3
19	Information Technology	1	7,726	0.8%	12.0
20	Financial Services	1	6,600	0.7%	5.0
			$546,108	59.5%	65.8

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2019, multiplied by 12. For the month of December 2019, customer reimbursements were $137.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2018 through December 31, 2019, customer reimbursements under leases with separately metered power constituted between 11.6% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2019 was $906.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2019, which was approximately $916.8 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2019, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of December 31, 2019
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	639	67%	136	3%	$82,219	9%
1,000-2,499	120	13%	185	3%	45,014	5%
2,500-4,999	72	7%	253	5%	47,890	5%
5,000-9,999	48	5%	342	6%	55,093	6%
10,000+	78	8%	4,563	83%	686,547	75%
Total	957	100%	5,480	100%	$916,763	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of December 31, 2019. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2019, multiplied by 12. For the month of December 2019, customer reimbursements were $137.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2018 through December 31, 2019, customer reimbursements under leases with separately metered power constituted between 11.6% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2019 was $906.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2019
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,655	23%
Month-to-Month	894	63	1%	$24,380	3%	$24,455	2%
2020	2,831	763	11%	136,872	15%	137,902	14%
2021	2,219	679	9%	142,498	16%	146,488	15%
2022	1,529	603	8%	105,752	11%	111,609	11%
2023	387	732	10%	113,445	12%	135,415	14%
2024	227	488	7%	89,120	10%	101,475	10%
2025	62	201	3%	30,374	3%	34,261	3%
2026	46	623	9%	94,092	10%	101,536	10%
2027	25	480	7%	81,591	9%	90,469	9%
2028	17	277	4%	31,446	3%	36,783	4%
2029	7	83	1%	6,154	1%	8,771	1%
2030 - Thereafter	18	487	7%	61,039	7%	70,840	7%
Total	8,262	7,135	100%	$916,763	100%	$1,000,004	100%

(a)
Leases that were auto-renewed prior to December 31, 2019 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2019, multiplied by 12. For the month of December 2019, customer reimbursements were $137.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2018 through December 31, 2019, customer reimbursements under leases with separately metered power constituted between 11.6% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2019 was $906.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2019, multiplied by 12.